UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

ALTAIR INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-190235	99-0385465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 E. Greenway Pkwy #103-412, Scottsdale, AZ		85254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 413-3927

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant

On May 7, 2020, Fourth Street Fund, LP (“Fourth Street”) purchased 274,693,050 shares of the registrant’s common stock (the “Shares”) from Dr. Judy Pham, the former majority shareholder of the registrant, for $16,300, resulting in Fourth Street owning 55.3% of the registrant’s issued and outstanding shares of common stock. As a result of the sale of the Shares, Fourth Street acquired control of the Company. Payment for the Shares was from the Fourth Street’s personal funds. There were no arrangements or understandings with respect to the election of directors or other matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR INTERNATIONAL CORP.

By:	/s/ Alan M. Smith
Alan M. Smith
President and CEO

Date: May 18, 2020

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